POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of C. Eric
Winzer, John A. Cottingham, and Cheri L. Manis signing individually, as his true and lawful attorney-in-fact, with all requisite authority to:

1)	Execute for and on behalf of the undersigned Forms 3, 4
and 5 with respect to transactions regarding the securities of Invitrogen Corporation, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "1934 Act");

2)	Perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

3)	Take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, or legally required by, the undersigned; it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The understood hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully as such attorney-in-fact could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with section 16 of the 1934 Act.

This Power of Attorney shall be effective as of the date written below, and unless sooner revoked, shall terminate upon the fifth (5th) anniversary of the date written below. I hereby revoke any and all powers of attorney that I have executed prior to the date written below relating to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of September 23, 2002.



/S/ JOHN A. COTTINGHAM
John A. Cottingham